                                                                EXHIBIT 4.1


- --------------------------------------------------------------------------------


                         NATIONAL FIBERSTOK CORPORATION,
                                   as Issuer,

                  LABELART, INC., INFOSEAL INTERNATIONAL, INC.,
                      GOVERNMENT FORMS AND SYSTEMS, INC.,
                               A/L SYSTEMS, INC.,
                              BOHARB CORPORATION,
                            SHORT RUN LABELS, INC.
                                     and
                       PUTNAM GRAPHIC INNOVATIONS, INC.,
                                as Guarantors,

                                     AND

                           WILMINGTON TRUST COMPANY,
                                  as Trustee

                               _________________


                                   INDENTURE


                           Dated as of June 15, 1996


                                ________________


                                  $100,000,000


                    11-5/8% Senior Notes due 2002, Series A

                    11-5/8% Senior Notes due 2002, Series B



- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE

 TIA                                                       Indenture
Section                                                     Section
- -------                                                    ---------

310(a)(1)...............................................    7.10
   (a)(2)...............................................    7.10
   (a)(3)...............................................    N.A.
   (a)(4)...............................................    N.A.
   (a)(5)...............................................    7.08; 7.10
   (b)..................................................    7.08; 7.10;
                                                            12.02
   (c)..................................................    N.A.
311(a)..................................................    7.11
   (b)..................................................    7.11
   (c)..................................................    N.A.
312(a)..................................................    2.05
   (b)..................................................    12.03
   (c)..................................................    12.03
313(a)..................................................    7.06
   (b)(1)...............................................    7.06
   (b)(2)...............................................    7.06
   (c)..................................................    7.06; 12.02
   (d)..................................................    7.06
314(a)..................................................    4.08; 4.10;
                                                            12.02
   (b)..................................................    10.02
   (c)(1)...............................................    7.02; 12.04;
                                                            12.05
   (c)(2)...............................................    7.02; 12.04;
                                                            12.05
   (c)(3)...............................................    N.A.
   (d)..................................................    10.02
   (e)..................................................    12.05
   (f)..................................................    N.A.
315(a)..................................................    7.01(b); 7.02
   (b)..................................................    7.05; 12.02
   (c)..................................................    7.01
   (d)..................................................    6.05; 7.01(c);
                                                            7.02
   (e)..................................................    6.11
316(a)(last sentence)...................................    2.09
   (a)(1)(a)............................................    6.05
   (a)(1)(b)............................................    6.04
   (a)(2)...............................................    9.02
   (b)..................................................    6.07
317(a)(1)...............................................    6.08
   (a)(2)...............................................    6.09

   (b)..................................................    2.04
318(a)..................................................    12.01
   (c)..................................................    12.01
______________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                  ARTICLE ONE

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01      Definitions...........................................    1
Section 1.02      Incorporation by Reference of TIA.....................   24
Section 1.03      Rules of Construction.................................   25


                                  ARTICLE TWO

                                THE SECURITIES

Section 2.01      Form and Dating.......................................   26
Section 2.02      Execution and Authentication..........................   27
Section 2.03      Registrar and Paying Agent............................   28
Section 2.04      Paying Agent To Hold Assets in Trust..................   28
Section 2.05      Securityholder Lists..................................   28
Section 2.06      Transfer and Exchange.................................   29
Section 2.07      Replacement Securities................................   30
Section 2.08      Outstanding Securities................................   30
Section 2.09      Treasury Securities...................................   30
Section 2.10      Temporary Securities..................................   31
Section 2.11      Cancellation..........................................   31
Section 2.12      Defaulted Interest....................................   32
Section 2.13      CUSIP Number..........................................   32
Section 2.14      Deposit of Moneys.....................................   32
Section 2.15      Book-Entry Provisions for Global
                    Securities..........................................   32
Section 2.16      Registration of Transfers and Exchanges...............   34
Section 2.17      Designation...........................................   40


                                 ARTICLE THREE

                                  REDEMPTION

Section 3.01      Notices to Trustee....................................   40
Section 3.02      Selection of Securities To Be Redeemed................   40
Section 3.03      Notice of Redemption..................................   41
Section 3.04      Effect of Notice of Redemption........................   42
Section 3.05      Deposit of Redemption Price...........................   42
Section 3.06      Securities Redeemed in Part...........................   43

                                                                          Page
                                                                          ----

                                 ARTICLE FOUR

                                   COVENANTS

Section 4.01      Payment of Securities.................................   43
Section 4.02      Maintenance of Office or Agency.......................   43
Section 4.03      Limitation on Restricted Payments.....................   44
Section 4.04      Limitation on Incurrence of Additional
                    Indebtedness........................................   46
Section 4.05      Corporate Existence...................................   47
Section 4.06      Payment of Taxes and Other Claims.....................   47
Section 4.07      Maintenance of Properties and Insurance...............   48
Section 4.08      Compliance Certificate; Notice of Default.............   48
Section 4.09      Compliance with Laws..................................   49
Section 4.10      Commission Reports....................................   50
Section 4.11      Waiver of Stay, Extension or Usury Laws...............   50
Section 4.12      Limitation on Transactions with Affiliates............   51
Section 4.13      Pledge of Collateral; Security
                    Documents...........................................   52
Section 4.14      Limitation on Dividend and Other Payment
                    Restrictions Affecting Subsidiaries.................   52
Section 4.15      Limitation on Liens...................................   53
Section 4.16      Change of Control.....................................   54
Section 4.17      Limitation on Asset Sales.............................   56
Section 4.18      Limitation on Preferred Stock of
                    Restricted Subsidiaries.............................   60
Section 4.19      Impairment of Security Interest.......................   60
Section 4.20      Limitation on Designations of
                    Unrestricted Subsidiaries...........................   60
Section 4.21      Additional Guarantees.................................   61


                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

Section 5.01      Mergers, Consolidations and Sale of
                    Assets..............................................   62
Section 5.02      Successor Corporation Substituted.....................   64


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

Section 6.01      Events of Default.....................................   65
Section 6.02      Acceleration..........................................   67

                                                                          Page
                                                                          ----

Section 6.03      Other Remedies........................................   68
Section 6.04      Waiver of Past Defaults...............................   68
Section 6.05      Control by Majority...................................   68
Section 6.06      Limitation on Suits...................................   69
Section 6.07      Rights of Holders To Receive Payment..................   70
Section 6.08      Collection Suit by Trustee............................   70
Section 6.09      Trustee May File Proofs of Claim......................   70
Section 6.10      Priorities............................................   71
Section 6.11      Undertaking for Costs.................................   71


                                 ARTICLE SEVEN

                                    TRUSTEE

Section 7.01      Duties of Trustee.....................................   72
Section 7.02      Rights of Trustee.....................................   73
Section 7.03      Individual Rights of Trustee..........................   74
Section 7.04      Trustee's Disclaimer..................................   75
Section 7.05      Notice of Default.....................................   75
Section 7.06      Reports by Trustee to Holders.........................   75
Section 7.07      Compensation and Indemnity............................   76
Section 7.08      Replacement of Trustee................................   77
Section 7.09      Successor Trustee by Merger, Etc......................   78
Section 7.10      Eligibility; Disqualification.........................   79
Section 7.11      Preferential Collection of Claims Against
                    Company.............................................   79


                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01      Legal Defeasance and Covenant Defeasance..............   79
Section 8.02      Satisfaction and Discharge............................   83
Section 8.03      Survival of Certain Obligations.......................   84
Section 8.04      Acknowledgment of Discharge by Trustee................   84
Section 8.05      Application of Trust Assets...........................   85
Section 8.06      Repayment to the Company or the
                    Guarantors; Unclaimed Money.........................   85
Section 8.07      Reinstatement.........................................   86

                                                                          Page
                                                                          ----

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01      Without Consent of Holders............................   86
Section 9.02      With Consent of Holders...............................   87
Section 9.03      Compliance with TIA...................................   89
Section 9.04      Revocation and Effect of Consents.....................   89
Section 9.05      Notation on or Exchange of Securities.................   90
Section 9.06      Trustee To Sign Amendments, Etc.......................   90


                                  ARTICLE TEN

                                   SECURITY

Section 10.01     Pledge and Security Documents.........................   90
Section 10.02     Certificates and Opinions.............................   91
Section 10.03     Authorization of Actions To Be Taken by
                    the Trustee Under the Security Documents............   91
Section 10.04     Authorization of Receipt of Funds by the
                    Trustee Under the Pledge and Security
                    Agreement...........................................   92
Section 10.05     Specified Releases of Collateral......................   92
Section 10.06     Termination of Security Interest......................   93


                                ARTICLE ELEVEN

                                   GUARANTEE

Section 11.01     Unconditional Guarantee...............................   93
Section 11.02     Severability..........................................   95
Section 11.03     Limitation of Guarantor's Liability...................   95
Section 11.04     Guarantors May Consolidate, etc., on
                    Certain Terms.......................................   95
Section 11.05     Contribution..........................................   96
Section 11.06     Waiver of Subrogation.................................   96
Section 11.07     Execution of Guarantee................................   97
Section 11.08     Waiver of Stay, Extension or Usury Laws...............   98

                                                                          Page
                                                                          ----

                                ARTICLE TWELVE

                                 MISCELLANEOUS

Section 12.01     TIA Controls..........................................   98
Section 12.02     Notices...............................................   98
Section 12.03     Communications by Holders with Other
                    Holders.............................................  100
Section 12.04     Certificate and Opinion as to Conditions
                    Precedent...........................................  100
Section 12.05     Statements Required in Certificate or
                    Opinion.............................................  100
Section 12.06     Rules by Trustee, Paying Agent, Registrar.............  101
Section 12.07     Legal Holidays........................................  101
Section 12.08     Governing Law.........................................  101
Section 12.09     No Adverse Interpretation of Other
                    Agreements..........................................  101
Section 12.10     No Recourse Against Others............................  101
Section 12.11     Successors............................................  102
Section 12.12     Duplicate Originals...................................  102
Section 12.13     Severability..........................................  102

Signatures..............................................................  103

Exhibit A   -     Form of Series A Security
Exhibit B   -     Form of Series B Security
Exhibit C   -     Form of Legend for Global Securities
Exhibit D   -     Transfer Certificate
Exhibit E   -     Transferee Certificate for
                    Institutional Accredited Investors
Exhibit F   -     Form of Transferee Certificate for
                    Regulation S Transfers
Exhibit G   -     Form of Securities Pledge Agreement


Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of June 15, 1996 among NATIONAL FIBERSTOK CORPORATION, a Delaware corporation (the "COMPANY"), as Issuer, LABEL ART, INC., INFOSEAL INTERNATIONAL, INC., GOVERNMENT FORMS AND SYSTEMS, INC., A/L SYSTEMS, INC., BOHARB CORPORATION, SHORT RUN LABELS, INC. and PUTNAM GRAPHIC INNOVATIONS, INC., as Guarantors, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the "TRUSTEE").

            The Company has duly authorized the creation of an issue of 11-5/8% Senior Notes due 2002, Series A, and 11-5/8% Senior Notes due 2002, Series B, to be issued in exchange for the 11-5/8% Senior Notes due 2002, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, and the Guarantees the valid and binding obligations of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of the Company and each of the Guarantors, have been done.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.     DEFINITIONS.

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets by such Person and in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

            "ADVISORY SERVICES AGREEMENT" means the Management Services Agreement dated as of October 16, 1992 among MDC Management Company II, L.P., MDC Management Company and the Company, as the same may be amended from time to time.

            "AFFILIATE" means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative of the foregoing.

            "AFFILIATE TRANSACTION" has the meaning set forth in Section 4.12.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of
(a) any Capital Stock of any Restricted Subsidiary or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; PROVIDED, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $350,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01,
(iii) disposals or replacements of obsolete equipment in the ordinary course of business and (iv) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or Wilmington, Delaware are required or authorized by law or other governmental action to be closed.

            "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations at such date, determined in accordance with GAAP.

            "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(a) through (e) of this definition.

            "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP") (whether or not otherwise in compliance with the provisions of this Indenture) other than Permitted Holder(s); (b) the approval by the holders of Capital Stock of the Company or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of the Company or Holdings, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);
(c) any Person or Group (other than the Permitted Holder(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or Holdings; or (d) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

            "CHANGE OF CONTROL DATE" has the meaning set forth in Section
4.16.

            "CHANGE OF CONTROL OFFER" has the meaning set forth in Section
4.16.

            "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
Section 4.16.

            "COLLATERAL" means the Pledged Securities and all other assets and property subject to the Lien of the Security Documents.

            "COLLATERAL ACCOUNT" has the meaning set forth in Section 10.05.

            "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "COMMISSION" means the Securities and Exchange Commission.

            "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture.

            "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense and (iii) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "CONSOLIDATED EBITDA" and "CONSOLIDATED FIXED CHARGES" shall be calculated after giving effect on a PRO FORMA (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "CONSOLIDATED FIXED CHARGES" for purposes of determining the denominator (but not the numerator) of this "CONSOLIDATED FIXED CHARGE COVERAGE RATIO," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter

Period; and (iii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate PER ANNUM resulting after giving effect to the operation of such agreements.

            "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and the Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus (b) the product of (i) the amount of all dividend payments on the Holdings Preferred Stock and any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "POOLING OF INTERESTS" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person,
(f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

            "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person; PROVIDED that the Consolidated Net Worth of any Person shall exclude the effect of any non-cash charges relating the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated.

            "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

            "COVENANT DEFEASANCE" has the meaning set forth in Section 8.01.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "DESIGNATION" has the meaning set forth in Section 4.20.

            "DESIGNATION AMOUNT" has the meaning set forth in Section 4.20.

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity of the Securities.

            "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

            "FINAL MATURITY DATE" means June 15, 2002.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

            "GLOBAL SECURITY" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with
Section 2.01 and bearing the legend set forth in EXHIBIT C.

            "GUARANTEE" has the meaning set forth in Section 11.01.

            "GUARANTOR" means (a) each of the Company's Subsidiaries as of the Issue Date and (b) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

            "HOLDINGS" means DEC International, Inc.

            "HOLDINGS PREFERRED STOCK" means the $10,000,000 aggregate liquidation preference of 9% Preferred Stock of Holdings issued on the Issue Date.

            "INCUR" has the meaning set forth in Section 4.04.

            "INDEBTEDNESS" means with respect to any Person, without duplication, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale Obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (e) all Obligations for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below, (g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations under currency agreements and interest swap agreements of such Person and (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed purchase price. For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INITIAL PURCHASERS" means, collectively, BT Securities Corporation and Donaldson, Lufkin & Jenrette Securities Corporation.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

            "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Securities.

            "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "INVESTMENT" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

            "ISSUE DATE" means the date of original issuance of the Securities under this Indenture.

            "LEGAL DEFEASANCE" has the meaning set forth in Section 8.01.

            "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "MDC ENTITIES" means, collectively, McCown DeLeeuw & Co. II, LP, McCown, DeLeeuw Associates, LP and MDC/JAF CO Vendors, LP and any of their respective Affiliates.

            "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of the Restricted Subsidiaries from such Asset Sale, net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "NET PROCEEDS OFFER" has the meaning set forth in Section 4.17.

            "NET PROCEEDS OFFER AMOUNT" has the meaning set forth in Section
4.17.

            "NET PROCEEDS OFFER PAYMENT DATE" has the meaning set forth in
Section 4.17.

            "NET PROCEEDS OFFER TRIGGER DATE" has the meaning set forth in
Section 4.17.

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company.

            "OPINION OF COUNSEL" means a written opinion from legal counsel which opinion and counsel are reasonably acceptable to the Trustee.

            "PARENT CAPITAL CONTRIBUTION" means the equity capital contribution of approximately $7,400,000 made by Holdings to the Company on the Issue Date with a portion of the proceeds from the issuance of the Holdings Preferred Stock.

            "PARTICIPANTS" has the meaning set forth in Section 2.15.

            "PAYING AGENT" has the meaning set forth in Section 2.03.

            "PERMITTED HOLDER" means each of the general partners of MDC Management Company II, LP, MDC Management Company IIE, LP and MDC Management Company IIA, LP and any Person controlled by one or more of such general partners.

            "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

            (a) Indebtedness under the Securities, this Indenture and the Guarantees;

            (b) Indebtedness incurred pursuant to the Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (i) the sum of (x) 80% of the net book value of accounts receivable of the Company and the Restricted Subsidiaries and (y) 60% of the net book value of the inventory of the Company and the Restricted Subsidiaries and (ii) $20,000,000, in each case, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

            (c) Interest Swap Obligations of the Company or a Guarantor covering Indebtedness of the Company or any of the Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary (other than a Guarantor) covering Indebtedness of such Restricted Subsidiary;
      PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

            (d) Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; PROVIDED that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

            (e) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; PROVIDED that (i) any Indebtedness of the Company to any Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Securities and (ii) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

            (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of incurrence;

            (g) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (h)   Refinancing Indebtedness;

            (i) Capitalized Lease Obligations of the Company outstanding on the Issue Date;

            (j) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of the Restricted Subsidiaries (and any Refinancings thereof) not to exceed $7,500,000 in the aggregate at any one time outstanding; and

            (k) additional Indebtedness of the Company or any of the Guarantors in an aggregate principal amount not to exceed $5,000,000 in the aggregate at any one time outstanding (which Indebtedness may, but need not, be incurred under the Revolving Credit Facility).

            "PERMITTED INVESTMENTS" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary, (b) Investments in the Company by any Restricted Subsidiary; PROVIDED that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Securities and this Indenture;
(c) investments in cash and Cash Equivalents; (d) loans and advances to employees and officers of the Company or any of the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; (e) Interest Swap Obligations entered into in the ordinary course of the Company's or the Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (f) Investments in Unrestricted Subsidiaries not to exceed $1,500,000 at any one time outstanding;
(g) Investments in Persons other than Subsidiaries not to exceed $500,000 at any one time outstanding; (h) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (i) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with
Section 4.17.

            "PERMITTED LIENS" means the following types of Liens:

            (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (d)   judgment Liens not giving rise to an Event of Default;

            (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

            (f) any interest or title of a lessor under any Capitalized Lease Obligation incurred pursuant to clauses (i) and (j) of the definition of Permitted Indebtedness; PROVIDED that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

            (g) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that (i) the Purchase
      Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

            (h) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

            (j) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

            (k) Lien on accounts receivable, inventory, patents, trademarks and other intangibles and proceeds thereof of the Company and the Restricted Subsidiaries securing Indebtedness under the Revolving Credit Facility; and

            (l) Liens securing Acquired Indebtedness incurred in accordance with Section 4.04; PROVIDED that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the Lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary.

            "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

            "PHYSICAL SECURITIES" has the meaning set forth in Section 2.01.

            "PLEDGED SECURITIES" means the Capital Stock of the Guarantors made subject to the Lien of this Indenture and the Security Documents pursuant to Section 4.13.

            "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; PROVIDED that, in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date of the Securities to be redeemed pursuant to paragraph 6 of the Securities.

            "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

            "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

            "PURCHASE AGREEMENT" means the purchase agreement dated as of June 21, 1996 by and among the Company, the Guarantors and the Initial Purchasers.

            "PURCHASE MONEY INDEBTEDNESS" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

            "RECORD DATE" means the applicable Record Date specified in the Securities; PROVIDED that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

            "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

            "REFERENCE DATE" has the meaning set forth in Section 4.03.

            "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (b), (c), (d), (e), (f), (g),
(j) or (k) of the definition of Permitted Indebtedness), in each case that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and the Restricted Subsidiaries in connection with such Refinancing) or (ii) create Indebtedness with (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (1) if such Indebtedness being Refinanced is Indebtedness of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or such Guarantor and (2) if such Indebtedness being Refinanced is subordinate or junior to the Securities or a Guarantee, then such Refinancing Indebtedness shall be subordinate to the Securities or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

            "REGISTERED EXCHANGE OFFER" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

            "REGISTRAR" has the meaning set forth in Section 2.03.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

            "REGULATION S" means Regulation S under the Securities Act.

            "REPLACEMENT ASSETS" has the meaning set forth in Section 4.17.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "RESTRICTED PAYMENT" has the meaning set forth in Section 4.03.

            "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described in Section 4.20. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

            "REVOCATION" has the meaning set forth in Section 4.20.

            "REVOLVING CREDIT FACILITY" means the Credit Agreement dated as of June 28, 1996, between the Company, the Guarantors and Heller Financial Inc., together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by Section 4.04) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "RULE 144A" means Rule 144A under the Securities Act.

            "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

            "SECURITIES" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "SECURITY DOCUMENTS" means, collectively, each of the Securities Pledge Agreements, substantially in the form of EXHIBIT G hereto, between the Company or one of its Subsidiaries, as the case may be, and the Trustee pursuant to which Capital Stock of each of the Guarantors will be pledged to secure the Securities and the Guarantees in accordance with the provisions of Section 4.13 and all other instruments evidencing or creating any security interest in favor of the Trustee for the benefit of the Holders, as the same may be amended from time to time in accordance with their terms.

            "SECURITYHOLDER" or "HOLDER" means the Person whose name a Security is registered on the Registrar's books.

            "SERIES A SECURITIES" means the 11-5/8% Senior Notes due 2002, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

            "SERIES B SECURITIES" means the 11-5/8% Senior Notes due 2002, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

            "SUBSIDIARY", with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "SURVIVING ENTITY" has the meaning set forth in Section 5.01.

            "TIA" means the Trust Indenture act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "U.S. GOVERNMENT OBLIGATIONS" shall have the meaning set forth in
Section 8.01.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.20. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.20.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 1.02.     INCORPORATION BY REFERENCE OF TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5)   provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                THE SECURITIES


SECTION 2.01.     FORM AND DATING.

            The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT A hereto, which is hereby incorporated in and expressly made a part of this Indenture.
The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of EXHIBIT B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to the Guarantees) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantees) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

            Securities initially offered and sold by the Initial Purchasers (i) to Qualified Institutional Buyers in reliance on Rule 144A, (ii) to Accredited Investors or (iii) in offshore transactions in reliance on Regulation S shall, unless the applicable Holder requests Securities in the form of Certificated Securities in registered form ("PHYSICAL SECURITIES") which shall be in substantially the form set forth in EXHIBIT A), be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in EXHIBIT A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on EXHIBIT
C. One or more separate Global Securities shall be issued to represent Securities held by (i) Qualified Institutional Buyers (a "QIB GLOBAL Security"), (ii) Accredited Investors (an "ACCREDITED INVESTOR GLOBAL Security") and (iii) Persons acquiring Securities in offshore transactions in reliance on Regulation S (a "REGULATION S GLOBAL

SECURITY"). The Company shall cause the QIB Global Securities, Accredited Investor Global Securities and Regulation S Global Securities to have separate CUSIP numbers. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

            Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor shall execute a Guarantee in the manner set forth in Section 12.07.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $100,000,000 and (ii) Series B Securities from time to time only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities.

Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Securities may be presented or surrendered for payment ("PAYING AGENT") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the agent of the Trustee identified in Section 4.02 as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

SECTION 2.04.     PAYING AGENT TO HOLD ASSETS IN TRUST.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying

Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     SECURITYHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     TRANSFER AND EXCHANGE.

            Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 3.07, 4.16, 4.17 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.     REPLACEMENT SECURITIES.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

            Every replacement Security is an additional obligation of the Company.

SECTION 2.08.     OUTSTANDING SECURITIES.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

            If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     TREASURY SECURITIES.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

            The Trustee may require an Officers' Certificate listing Securities owned by the Company, the Guarantors or their respective Affiliates.

SECTION 2.10.     TEMPORARY SECURITIES.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.     CANCELLATION.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     DEFAULTED INTEREST.

            If the Company defaults in a payment of principal or interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% PER ANNUM in excess of the rate shown on the Security.

SECTION 2.13.     CUSIP NUMBER.

            The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.     DEPOSIT OF MONEYS.

            Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

SECTION 2.15.     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

            (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT C.

            Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

            (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.     REGISTRATION OF TRANSFERS AND EXCHANGES.

            (a) TRANSFER AND EXCHANGE OF PHYSICAL SECURITIES. When Physical Securities are presented to the Registrar or co-Registrar with a request:

             (i)  to register the transfer of the Physical Securities; or

            (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; PROVIDED, HOWEVER, that the Physical Securities presented or surrendered for registration of transfer or exchange:

             (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of EXHIBIT D hereto); or

            (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of EXHIBIT D hereto); or

            (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and a Transferee

                  Certificate for Institutional Accredited Investors substantially in the form of EXHIBIT E hereto; or

            (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of EXHIBIT F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

            (b) RESTRICTIONS ON TRANSFER OF A PHYSICAL SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

            (A) certification, substantially in the form of EXHIBIT D hereto, that such Physical Security is being transferred (i) to a Qualified Institutional Buyer, (ii) to an Accredited Investor or (iii) in an offshore transaction in reliance on Regulation S; and

            (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security representing Securities held by Qualified Institutional Buyers, Accredited Investors or Persons acquiring Securities in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with
Section 2.02, authenticate such a Global Security in the appropriate principal amount.

            (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected thought the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Security, an Accredited Investor Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with
Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

            (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A PHYSICAL SECURITY.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of EXHIBIT D hereto); or

                  (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of EXHIBIT D hereto); or

                  (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and a Certificate for Institutional

                        Accredited Investors substantially in the form of EXHIBIT E hereto; or

                  (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and a Transferee Certificate for Regulation S Transfers Substantially in the form of EXHIBIT F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security.

                  (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section

            2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

            (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

            (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.     DESIGNATION.

            The Indebtedness evidenced by the Securities and the Guarantees is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company or a Guarantor which the Company or a Guarantor makes subordinate to any senior indebtedness or such other term denoting seniority.


                                 ARTICLE THREE

                                  REDEMPTION


SECTION 3.01.     NOTICES TO TRUSTEE.

            If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.     SELECTION OF SECURITIES TO BE REDEEMED.

            In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate;
PROVIDED, HOWEVER, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; and PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request made at least 45 days before the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1)   the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

            (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.


SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

            On or before 10:00 a.m. New York Time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.     SECURITIES REDEEMED IN PART.

            Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.


                                 ARTICLE FOUR

                                   COVENANTS


SECTION 4.01.     PAYMENT OF SECURITIES.

            The Company will pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

            The Company will pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

            The Company will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. The Company hereby initially designates the office of Harris Trust Company of New York, 77 Water Street, 4th Floor, New York, New York 10005, as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.     LIMITATION ON RESTRICTED PAYMENTS.

            The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's or Holding's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or Holdings, or any warrants, rights or options to acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, or (d) make any Investment (other than a Permitted Investment) in any Person (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (a) of Section 4.04, or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); PLUS (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; PLUS (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from (a) a Public Equity Offering to the extent used to redeem the Securities and (b) the Parent Capital Contribution); PLUS (z) an amount equal to the consolidated net Investments on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.20.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or Holdings, either (a) solely in exchange for shares of Qualified Capital Stock of the Company or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Securities or such Guarantor's Guarantee, as the case may be, either (a) solely in exchange for shares of Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (i) shares of Qualified Capital Stock of the Company or (ii) Refinancing Indebtedness; (4) the making of payments by the Company to Holdings in an amount not in excess of the federal, state and local income tax liability that the Company and its Subsidiaries would have been liable for if the Company, together with its Subsidiaries, had filed its consolidated tax return on a stand-alone basis; PROVIDED that such payments shall be made by the Company no earlier than five days prior to the date on which Holdings is required to make its payments to the Internal Revenue Service or state or local taxing authorities, as the case may be; (5) the making of payments by the Company to Holdings to pay operating expenses, not to exceed $500,000 in any fiscal year; (6) the making of payments, by the Company to Holdings to purchase Capital Stock of Holdings beneficially owned by directors, officers and employees of the Company or any of its Subsidiaries pursuant to the terms of employment contracts or employee benefit plans of the Company or any of its Subsidiaries not to exceed $250,000 in any fiscal year; (7) if no Default or Event of Default shall have occurred and be continuing, the making of payments by the Company to Holdings to pay regularly scheduled dividends on the Holdings Preferred Stock; and (8) if no Default or Event of Default shall have occurred and be continuing, the making of other Restricted Payments not to exceed $2,000,000 in the aggregate. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (6), (7) and (8) shall be included in such calculation.

SECTION 4.04.     LIMITATION ON INCURRENCE OF
                  ADDITIONAL INDEBTEDNESS.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "INCUR") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if on the date of the incurrence of such Indebtedness, after giving PRO FORMA effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (a) 1.75 to 1.0, if the date of such incurrence is on or prior to June 15, 1997, (b) 2.00 to 1.0, if the date of such incurrence is after June 15, 1997 and on or prior to June 15, 1998, or (c)
2.25 to 1.0, if the date of such incurrence is after June 15, 1998.

            (b) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the Acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the Asset Acquisition, as the case may be.

            (c) The Company will not, and will not permit any Guarantor to, incur any Indebtedness (other than Acquired Indebtedness which is subordinated in right of payment to other Acquired Indebtedness which is incurred in connection with the same Asset Acquisition as such subordinated Acquired Indebtedness) which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such

Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.05.     CORPORATE EXISTENCE.

            Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.     PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.     MAINTENANCE OF PROPERTIES AND INSURANCE.

            (a) The Company shall cause all material properties owned by or leased by it or any of the Restricted Subsidiaries used or useful to the conduct of its business or the business of any of the Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.07 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of the Restricted Subsidiaries) of the Company or any of the Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

            (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

            (a) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b)   The annual financial statements delivered pursuant to Section
4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.     COMPLIANCE WITH LAWS.

            The Company will comply, and will cause each of the Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.     COMMISSION REPORTS.

            (a) The Company will file with the Commission all information, documents and reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the Commission will accept such filings. The Company will file with the Trustee within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

            (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

            (c) For so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

SECTION 4.11.     WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "AFFILIATE TRANSACTION"), other than (i) Affiliate Transactions permitted under paragraph (b) of this covenant and (ii) Affiliate Transactions on terms that are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

            (b)   The restrictions set forth in clause (a) shall not apply to
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) Restricted Payments permitted by this Indenture; (iv) payments by the Company to MDC Entities pursuant to the terms of the Advisory Services Agreement initially in an amount not to exceed $350,000 in any fiscal year, which amount may be increased to an amount not to exceed $500,000 in any fiscal year with the approval of the members of the Board of Directors of the Company who do not have a direct financial interest in any Person receiving such payments under the Advisory Services Agreement; and (v) the purchase by the Company of notes payable by shareholders of Holdings from MDC Entities in an aggregate amount not to exceed $685,000; PROVIDED that any such purchase shall be a Restricted Payment for purposes of Section 4.03.

SECTION 4.13.     PLEDGE OF COLLATERAL; SECURITY DOCUMENTS

            (a) On the Issue Date, the Company shall, and shall cause each of its Subsidiaries which owns Capital Stock of a Guarantor to, execute and deliver to the Trustee a Securities Pledge Agreement, substantially in the form of EXHIBIT G hereto, pursuant to which all of the outstanding Capital Stock of each of the Guarantors as of the Issue Date shall become Pledged Securities.

            (b) From and after the Issue Date, upon any Restricted Subsidiary becoming a Guarantor pursuant to Section 4.21, the Company (if it owns Capital Stock of such Guarantor) shall, and shall cause each of its Subsidiaries which owns Capital Stock of such Guarantor to, execute and deliver to the Trustee a Securities Pledge Agreement, substantially in the form of EXHIBIT G hereto, pursuant to which all of the outstanding Capital Stock of such Guarantor owned by the Company or any of its Subsidiaries shall become Pledged Securities.

            (c) From and after the Issue Date, upon the acquisition by the Company or any of its Subsidiaries of Capital Stock of a Guarantor, the Company shall, and shall cause each such Subsidiary to, execute and deliver to the Trustee a Securities Pledge Agreement, substantially in the form of EXHIBIT G hereto, pursuant to which such Capital Stock shall become Pledged Securities.

SECTION 4.14.     LIMITATION ON DIVIDEND AND OTHER PAYMENT
                  RESTRICTIONS AFFECTING SUBSIDIARIES.

            The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or to any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) this Indenture; (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (iv) any instrument governing Acquired Indebtedness which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or asset of the Person so acquired; (v) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or
(vi) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (ii), (iv) or (v) above; PROVIDED that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (ii), (iv) or (v).

SECTION 4.15.     LIMITATION ON LIENS.

            The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or any Guarantee, the Securities or such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
(b) in all other cases, the Securities and the Guarantees are equally and ratably secured, except for (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (and any extensions, replacements or renewals thereof covering property or assets secured by such Liens on the Issue Date); (ii) Liens securing the Securities and the Guarantees; (iii) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary; (iv) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens (x) are no less favorable to the Holders and are not more favorable to the Lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (v) Permitted Liens.

            Notwithstanding the foregoing, the Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur or permit or suffer to exist any Liens upon any of the Collateral, other than Liens created by this Indenture and the Security Documents.

SECTION 4.16.     CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "CHANGE OF CONTROL OFFER"), and shall purchase, on a Business Day (the "CHANGE OF CONTROL PAYMENT DATE") not more than 45 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

            (b) Within 15 days following the date upon which a Change of Control occurs (the "CHANGE OF CONTROL DATE"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Securities tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

            Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

SECTION 4.17.     LIMITATION ON ASSET SALES.

            The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (b) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (c) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either
(i) to the extent the properties or assets that were the subject of such Asset Sale secured Indebtedness permitted to be incurred under the Indenture pursuant to Lien permitted under the Indenture, to prepay any such Indebtedness and effect a permanent reduction in the availability of borrowing under the agreement(s) governing such Indebtedness, (ii) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"), or (iii) a combination of prepayment and investment permitted by the foregoing clauses
(c)(i) and (c)(ii). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (c)(i),
(c)(ii) and (c)(iii) of the next preceding sentence (each a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i), (c)(ii) and (c)(iii) of the next preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that principal amount of Securities equal to the Net
Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.17. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.17, and shall comply with the provisions of this Section 4.17 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.17.

            Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (b) such Asset Sale is for fair market value; PROVIDED that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

            Notice of each Net Proceeds Offer pursuant to this Section 4.17 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the applicable Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

            (1)   that the Asset Sale Offer is being made pursuant to this
      Section 4.13 and that all Securities tendered will be accepted for payment; PROVIDED, HOWEVER, that if the principal amount of Securities tendered in the Asset Sale Offer exceeds the aggregate amount of Excess Proceeds Amount, the Company shall select the Securities to be purchased on a pro rata basis;

            (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) and the Asset Sale Purchase Date;

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (5) that Holders electing to have a Security purchased pursuant to the Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Asset Sale Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased; and
            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount at maturity equal to the unpurchased portion of the Securities surrendered.

            On or before the Asset Sale Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price, plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, plus accrued interest, if any, thereon. For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

            The Company shall comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule l4e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

SECTION 4.18.     LIMITATION ON PREFERRED STOCK
                  OF RESTRICTED SUBSIDIARIES.

            The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

SECTION 4.19.     IMPAIRMENT OF SECURITY INTEREST.

            The Company will not and will not permit any of its Subsidiaries to take or omit to take any action, which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and the Company will not and will not permit any of its Subsidiaries to grant to any Person, or suffer any Person (other than the Company) to have

(other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral.

SECTION 4.20.     LIMITATION ON DESIGNATIONS
                  OF UNRESTRICTED SUBSIDIARIES.

            The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "DESIGNATION") only if:

            (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (b) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "DESIGNATION AMOUNT") equal to the sum of
      (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

            (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 4.04 at the time of Designation (assuming the effectiveness of such Designation).

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.03 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted

Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.03.

            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

            (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

            All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.21.     ADDITIONAL GUARANTEES.

            If the Company or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in Article Eleven and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION


SECTION 5.01.     MERGERS, CONSOLIDATIONS AND SALE OF ASSETS.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either
(1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities, this Indenture, the Security Documents to which the Company is a party and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 4.04 hereof; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            (b) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of Article Eleven in connection with any transaction complying with the provisions of Section 4.17) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or another Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor under its Guarantee and any Security Documents to which such Guarantor is a party; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (a)(ii) of this Section 5.01. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with clause (a)(iv) of this
Section 5.01.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

            Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing provisions of this

Article Five, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities, the Security Documents and the Registration Rights Agreement; PROVIDED that solely for purposes of computing amounts described in subclauses (w), (x) and (y) of
Section 4.03, any successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES


SECTION 6.01.     EVENTS OF DEFAULT.

            An "Event of Default" occurs if:

            (a) the Company fails to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

            (b) the Company fails to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (c) the Company or any Restricted Subsidiary defaults in the observance or performance of any other covenant or agreement contained in this Indenture or the Security Documents, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities (except in the case of a default with respect to Section 5.01, which will constitute an

      Event of Default with such notice requirement but without such passage of time requirement);

            (d) the Company or any Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $5,000,000;

            (e) one or more judgments in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (f) the Company or any of its Restricted Subsidiaries (i) admits in writing its inability to pay its debts generally as they become due,
      (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
      (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

            (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall
      (i) approve as properly filed
      a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Subsidiaries, (ii) appoint a Custodian of the Company or any of its Subsidiaries or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

            (h) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor which is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture); or

            (i) except as contemplated by their terms, any of the Security Documents ceases to be in full force or effect or ceases to give the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby.

SECTION 6.02.     ACCELERATION.

            If an Event of Default (other than an Event of Default specified in clause (f) or (g) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in clause (f) or (g) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other at on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.     OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Each Securityholder, by accepting a Security, (a) acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with Section 6.10 hereof and (b) acknowledges and consents to the terms of the Security Documents and to the Trustee's performance of its agreements thereunder.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     CONTROL BY MAJORITY.

            The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or any Security Document, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture or any Security Document, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.     LIMITATION ON SUITS.

            A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or the Security Documents unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

            If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate PER
ANNUM borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     PRIORITIES.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07 and for amounts due under the Security Documents;

            Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Third: to the Company or the Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                 ARTICLE SEVEN

                                    TRUSTEE


SECTION 7.01.     DUTIES OF TRUSTEE.

            (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture or the Security Documents at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

            (b) Except during the continuance of an Event of Default actually known to the Trustee:

            (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 12.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or the Security Documents or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Every provision of this Indenture and the Security Documents that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

            Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or the Security Documents, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) Subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the value of the Collateral or any part thereof, or the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or any Security Document or the validity or perfection, if any, of Liens granted under this Indenture or the Security Documents.

SECTION 7.05.     NOTICE OF DEFAULT.

            If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 60 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, or the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

            This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this
Section 7.06 were not contained herein.

            Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the twelve months, but not otherwise, mail to each Securityholder a brief report previous dated as of such May 15 that complies with TIA Section 313(a). The comply with TIA Sections 313(b) 313(c) and 313(d).

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time such compensation for its services hereunder and under the Security Documents (which shall be agreed to from time to time by the Company and the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to
Section 8.01 hereof.

            The Company shall indemnify the Trustee and each predecessor trustee for, and hold it harmless against, any loss, liability, claim, damage or expense incurred by the Trustee without negligence or willful misconduct on its part arising out of or in connection with the administration of this trust and its duties under this Indenture and the Security Documents, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or


            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Trustee under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Trustee under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Trustee under the Security Documents.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and successor Trustee under the Security Documents).

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most Trustee also shall recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                  COMPANY.

            The Trustee, in its capacity as Trustee hereunder and under the Security Documents shall comply with TIA Section 311(a), excluding any creditor indentures under which other securities, or relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE


SECTION 8.01.     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

            (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and any Guarantor's obligations in respect thereof, and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.03 through 4.21 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company, its Subsidiaries and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), nor shall any event referred to in Section 6.01(d), (e), (h) or (i) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

            (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. GOVERNMENT OBLIGATIONS") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

            (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

            (3) The Trustee shall have received Officers' Certificates stating that no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(f) or (g) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a

      Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

            (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

            (7) The Company shall have delivered to the Trustee an Officer's Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company or any Subsidiary of the Company with the intent of preferring the Holders over any other Creditors of the Company defeating, hindering, delaying or defrauding any other creditors of the Company or any Subsidiary of the Company or others;

            (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that (a) the trust funds will not be subject to the rights of holders of Indebtedness of the Company or any Guarantor other than the Securities and (b) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

            (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this
      Section 8.01 have been complied with; PROVIDED, HOWEVER, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities, the Security Documents or this Indenture prior to 90 days following any such deposit.

            In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.     SATISFACTION AND DISCHARGE.

            The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

            (1) either (a) all the Securities, theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

            (2) the Company has paid all other sums payable under this Indenture by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.     SURVIVAL OF CERTAIN OBLIGATIONS.

            Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02, 6.07, Article Seven, Sections
8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.     ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

            Subject to Section 8.07, after (i) the conditions of Section 8.01 or
8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.     APPLICATION OF TRUST ASSETS.

            The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article Eight in the irrevocable trust established pursuant to Section

8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with
Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.     Repayment to the Company or the
                  GUARANTORS; UNCLAIMED MONEY.

            Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for one year after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Securityholders entitled to money must look solely to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.     REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; PROVIDED, HOWEVER, that if the Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.     WITHOUT CONSENT OF HOLDERS.

            The Company, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Security Documents or the Securities without notice to or consent of any Securityholder:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder or under the Security Documents; or

            (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

            (6) to add or release any Guarantor pursuant to the terms of this Indenture.

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.     WITH CONSENT OF HOLDERS.

            Subject to Section 6.07, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture, the Security Documents or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture, the Security Documents or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

            (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate or change the time for payment of interest, including default interest, on any Security;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or purchase price therefor;

            (4) make any Securities payable in money other than that stated in the Securities;

            (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

            (6)   make any changes in Section 6.04, 6.07 or this Section 9.02;

            (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities or any Guarantee, in a manner which adversely affects the Holders;

            (8) amend, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, modify any of the provisions or definitions with respect thereto;

            (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

            (10) release or adversely affect the ranking of any Lien on any Collateral except in compliance with the provisions of this Indenture and the Security Documents.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.     COMPLIANCE WITH TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Security Documents, the Securities or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any

Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.NOTATION ON OR EXCHANGE OF SECURITIES.

            If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and the Security Documents and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a Lien under Section 7.07 for any such expense.


                                  ARTICLE TEN

                                   SECURITY


SECTION 10.01.    PLEDGE AND SECURITY DOCUMENTS.

            Each Holder, by accepting any Securities, agrees to all of the terms and provisions of the Security Documents as the same may be in effect or may be amended from time to time and authorizes and directs the Trustee to act as secured party with respect thereto. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Securities and payment and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.

SECTION 10.02.    CERTIFICATES AND OPINIONS.

            The Company shall cause (a) TIA Section 314(b0, relating to Opinion of Counsel regarding the Lien of the Security Documents and (b) TIA
Section 314(d), relating to Officers' Certificate or other documents regarding the fair value of the Collateral, to be complied with to the extent applicable.

SECTION 10.03.    AUTHORIZATION OF ACTIONS TO BE TAKEN BY
                  THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

            The Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders of the Securities, take all actions it deems necessary or appropriate in order to (a) enforce or effect the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. Such actions shall include, but not be limited to, advising, instructing or otherwise directing any agent appointed by it in connection with enforcing or effecting any term or provision of the Security Documents. Subject to the provisions of the Security Documents and this Indenture, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the holders of Securities or of the Trustee). Except as otherwise expressly provided in this Indenture, the Trustee shall not be obligated to take any action with respect to the exercise of any rights or remedies, or to inquire into or give any notice of default, under the Security Documents or with respect to the creation, perfection or preservation of the security interest in the Collateral granted by the Security Documents.

SECTION 10.04.    AUTHORIZATION OF RECEIPT OF FUNDS BY THE
                  TRUSTEE UNDER THE SECURITY DOCUMENTS.

            The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of this Indenture.

SECTION 10.05.    SPECIFIED RELEASES OF COLLATERAL.

            (a) SATISFACTION AND DISCHARGE; DEFEASANCE. The Company and its applicable Subsidiaries shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.02 for satisfaction and discharge of this Indenture or for defeasance pursuant to Section 8.01(d). Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and its applicable Subsidiaries all of the Collateral, and shall deliver such Collateral in its possession to the Company and its applicable Subsidiaries including, without limitation, the execution and delivery of releases and satisfactions wherever required.

            (b) DISPOSITIONS PERMITTED BY SECTION 4.17. In the event that all of the Capital Stock of a Guarantor owned by the Company and its Subsidiaries is sold or otherwise transferred by the Company and/or one or more of its Subsidiaries to a Person or Persons other than the Company or one of its Subsidiaries pursuant to an Asset Sale that complies with Section 4.17, the Company and its applicable Subsidiaries shall be entitled to obtain a release of the Capital Stock of such Guarantor from Lien of the applicable Security Documents upon delivery by the Company to the Trustee of (i) an Officers' Certificate stating that (a) no Default or Event of Default has occurred and is continuing and (b) the release of such Capital Stock complies with the provisions of this Indenture and the TIA and (ii) all certificates, opinions and other documentation required by the TIA. All of the Net Cash Proceeds from any such Asset Sale shall be deposited in a separate account with the Trustee (a "COLLATERAL ACCOUNT"), which Collateral Account shall be subject to the Lien of the applicable Security Documents. The Company and its applicable Subsidiaries shall be entitled to obtain a release of cash and Cash Equivalents in a Collateral Account upon delivery by the Company to the Trustee of (i) an Officers' Certificate stating that (a) no Default or Event Default has occurred and is continuing, (b) such cash and Cash Equivalents (x) will be applied within five days of such release to either (1) repay Indebtedness in accordance with
Section 4.17, (2) invest in Replacement Assets or (3) repurchase Securities pursuant to a Net Proceeds Offer or (y) are no longer required to be applied to such uses pursuant to Section 4.17 and (c) the release of such cash and Cash Equivalents complies with the provisions of this Indenture and the TIA and (ii) all certificates, opinions and other documentation required by the TIA.

SECTION 10.06.    TERMINATION OF SECURITY INTEREST.

            Upon the payment in full of all obligations of the Company and the Guarantors under this Indenture, the Security Documents and the Securities, the Trustee shall, at the request of the Company together with an Officers' Certificate to such effect, acknowledge as pledgee under the Security Documents that such obligations have been paid in full or, if the Trustee is not the pledgee, send a certificate executed by a Responsible Officer to such pledgee, stating that such obligations have been paid in full.


                                ARTICLE ELEVEN

                                   GUARANTEE


SECTION 11.01.    UNCONDITIONAL GUARANTEE.

            Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a "GUARANTEE"), on a senior basis jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.    SEVERABILITY.

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.    LIMITATION OF GUARANTOR'S LIABILITY.

            Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.
To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.04.    GUARANTORS MAY CONSOLIDATE,
                  ETC., ON CERTAIN TERMS.

            (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

            (b) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to a Person which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with Section 4.17 and the other terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this
Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.05.    CONTRIBUTION.

            In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the

Securities or any other Guarantor's obligations with respect to the Guarantee. "ADJUSTED NET ASSETS" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 11.06.    WAIVER OF SUBROGATION.

            Until all Guarantee Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07.    EXECUTION OF GUARANTEE.

            To evidence their guarantee to the Securityholders set forth in this Article Eleven, the Guarantors hereby agree to execute the Guarantee in substantially the form included in the Securities, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.08.    WAIVER OF STAY, EXTENSION OR USURY LAWS.

            Each Guarantor convenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE TWELVE

                                 MISCELLANEOUS


SECTION 12.01.    TIA CONTROLS.

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 12.02.    NOTICES.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company or a Guarantor:

            National Fiberstok Corporation
            5775 Peachtree Dunwoody Road
            Suite C150
            Atlanta, Georgia  50542

            Attention:  President


            with copies to:

            White & Case
            1155 Avenue of the Americas
            New York, New York  10036
            Attention:  Francis Schiff

            Facsimile:  (212) 819-8200
            Telephone:  (212) 819-7187

             if to the Trustee:

            Wilmington Trust Company
            1100 North Market Street
            Wilmington, DE  10890
            Attention:  Corporate Trust Administration

            Facsimile:  (302) 651-8882
            Telephone:  (302) 651-1118

            Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture, the Security Documents, the Securities or the Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

SECTION 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS
                  PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

            The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.    LEGAL HOLIDAYS.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08.    GOVERNING LAW.

            THIS INDENTURE, THE SECURITIES, THE SECURITY DOCUMENTS AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    NO RECOURSE AGAINST OTHERS.

            A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities, this Indenture, the Security Documents or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 12.11.    SUCCESSORS.

            All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.    DUPLICATE ORIGINALS.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.    SEVERABILITY.

            In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                              THE COMPANY:


                                          NATIONAL FIBERSTOK CORPORATION


                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:  Jack Resnick
                                                Title: Vice President
Attest: /S/ ROBERT B. WEBSTER
        --------------------------------


                              THE TRUSTEE:


                                          WILINGTON TRUST COMPANY,
                                             as Trustee


                                          By:  /s/ Patricia A. Evans
                                             -------------------------------
                                             Name:  Patricia A. Evans
                                             Title: Assistant Secretary

                              THE GUARANTORS:


                                          LABEL ART, INC.


                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:  Jack Resnick
                                                Title: Vice President

Attest: /S/ Robert B. Webster
        --------------------------------

                                          INFOSEAL INTERNATIONAL, INC.


                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:   Jack Resnick
                                                Title:  Vice President

Attest: /S/ Robert B. Webster
        --------------------------------

                                          GOVERNMENT FORMS AND SYSTEMS, INC.


                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:  Jack Resnick
                                                Title: Vice President

Attest: /S/ Robert B. Webster
        --------------------------------

                                          A/L SYSTEMS, INC.



                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:  Jack Resnick
                                                Title: Vice President

Attest: /S/ Robert B. Webster
        --------------------------------

                                          BOHARB CORPORATION


                                          By:  /s/ Jack Resnick
                                             ----------------------------
                                                Name:  Jack Resnick
                                                Title: Vice President

Attest: /s/ Robert B. Webster
        ---------------------------------
                                          SHORT RUN LABELS, INC.


                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:  Jack Resnick
                                                Title:  Vice President

Attest: /s/ Robert B. Webster
        ---------------------------------

                                          PUTNAM GRAPHIC INNOVATIONS, INC.


                                          By:  /s/ Jack Resnick
                                              ------------------------------
                                                Name:  Jack Resnick
                                                Title: Vice President

Attest: /s/ Robert B. Webster
        ---------------------------------

                                                                     Exhibit A

                          [FORM OF SERIES A SECURITY]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATES, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                              11-5/8% Senior Note
                          due June 15, 2002, Series A


                                                             CUSIP No.:
No. [         ]                                                $[            ]

            NATIONAL FIBERSTOK CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received
promises to pay to [         ] or registered assigns, the principal sum of
$[ ] Dollars, on June 15, 2002.

            Interest Payment Dates: June 15 and December 15, commencing December 15, 1996

            Record Dates:  June 1 and December 1

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                 NATIONAL FIBERSTOK CORPORATION


                                 By:
                                    ----------------------------------------
                                      Name:
                                      Title:


                                 By:
                                    ----------------------------------------
                                      Name:
                                      Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the 11-5/8% Senior Notes due 2002, Series A, described in the within-mentioned Indenture.

Dated:                              WILMINGTON TRUST COMPANY,
                                    as Trustee



                                    By
                                      ---------------------------------------
                                             Authorized Signatory

                             (REVERSE OF SECURITY)

                        NATIONAL FIBERSTOK CORPORATION


                              11-5/8% Senior Note
                          due June 15, 2002, Series A

1.    INTEREST.

            NATIONAL FIBERSTOK CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing December 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 28, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    METHOD OF PAYMENT.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    PAYING AGENT AND REGISTRAR.

            Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any

Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.    INDENTURE AND GUARANTEES.

            The Company issued the Securities under an Indenture, dated as of June 15, 1996 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the TIA), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them.
 The Securities are general obligations of the Company limited in aggregate principal amount to $100,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

5.    OPTIONAL REDEMPTION.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                            Percentage
            ----                                            ----------
            1999......................................      105.813%
            2000......................................      102.906%
            2001 and thereafter.......................      100.000%

6.    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING.

            At any time, or from time to time, on or prior to June 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to $35,000,000 aggregate principal amount of Securities at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that at least 65% of the principal amount of Securities originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net cash proceeds of a Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

7.    NOTICE OF REDEMPTION.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.    CHANGE OF CONTROL OFFER.

            Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

9.    LIMITATION ON DISPOSITION OF ASSETS.

            The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.   SECURITY DOCUMENTS.

            In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company and certain of its Subsidiaries have granted Liens on the Collateral to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture and the Security Documents.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

11.   DENOMINATIONS; TRANSFER; EXCHANGE.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.   PERSONS DEEMED OWNERS.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.   UNCLAIMED FUNDS.

            If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

            The Company and the Guarantors may be discharged from their obligations under the Indenture, the Security Documents, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Security Documents, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   AMENDMENT; SUPPLEMENT; WAIVER.

            Subject to certain exceptions, the Indenture, the Security Documents, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.   RESTRICTIVE COVENANTS.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of Restricted Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.   DEFAULTS AND REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Security Documents, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Security Documents, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.   TRUSTEE DEALINGS WITH COMPANY.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.   NO RECOURSE AGAINST OTHERS.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.   AUTHENTICATION.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.   ABBREVIATIONS AND DEFINED TERMS.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.   CUSIP NUMBERS.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.   REGISTRATION RIGHTS.

            Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 11 5/8% Senior Notes due 2002, Series B, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: National Fiberstok Corporation, 5775 Peachtree Dunwoody Road, Suite C150, Atlanta, Georgia 30342, Attn: Chief Executive Officer.

                                   GUARANTEE


            The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                    GUARANTORS:

                                    LABEL ART, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                    INFOSEAL INTERNATIONAL, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                    GOVERNMENT FORMS AND
                                      SYSTEMS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    A/L SYSTEMS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    BOHARB CORPORATION


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    SHORT RUN LABELS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    PUTNAM GRAPHIC INNOVATIONS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                ASSIGNMENT FORM


I or we assign and transfer this Security to



(Print or type name, address and zip code of assignee or transferee)


(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated:                                  Signed:
       ---------------------------              ----------------------------
                                                   (Sign exactly as
                                                   name appears on the
                                                   other side of this
                                                   Security)


Signature Guarantee:
                     ------------------------------------------------------
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [      ] Section 4.17 [      ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $_____________


Date:                             Your Signature:
      ---------------------------                 ----------------------------
                                                  (Sign exactly as
                                                  your name appears
                                                  on the other side
                                                  of this Security)


Signature Guarantee:
                      --------------------------------------------------------
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                                                                   EXHIBIT B



                          [FORM OF SERIES B SECURITY]


                        NATIONAL FIBERSTOK CORPORATION

                              11-5/8% Senior Note
                          due June 15, 2002, Series B

                                                             CUSIP No.: [    ]
No. [   ]                                                    $[              ]

            NATIONAL FIBERSTOK CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received
promises to pay to [       ] or registered assigns, the principal sum of $[
] Dollars, on June 15, 2002.

            Interest Payment Dates: June 15 and December 15, commencing December 15, 1996

            Record Dates:  June 1 and December 1

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                 NATIONAL FIBERSTOK CORPORATION



                                 By:
                                    ----------------------------------------
                                      Name:
                                      Title:


                                 By:
                                    ----------------------------------------
                                      Name:
                                      Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the 11-5/8% Senior Notes due 2002, Series B, described in the within-mentioned Indenture.

Dated:                              WILMINGTON TRUST COMPANY,
                                    as Trustee



                                    By
                                      -----------------------------------------
                                             Authorized Signatory

                             (REVERSE OF SECURITY)

                        NATIONAL FIBERSTOK CORPORATION


                              11-5/8% Senior Note
                          due June 15, 2002, Series B

1.    INTEREST.

            NATIONAL FIBERSTOK CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing December 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 28, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    METHOD OF PAYMENT.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.    PAYING AGENT AND REGISTRAR.

            Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.    INDENTURE AND GUARANTEES.

            The Company issued the Securities under an Indenture, dated as of June 15, 1996 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $100,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

5.    OPTIONAL REDEMPTION.

            The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after June 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on June 15 of the years set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                      Percentage
            ----                                      ----------

            1999......................................  105.813%
            2000......................................  102.906%
            2001 and thereafter.......................  100.000%

6.    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING.

            At any time, or from time to time, on or prior to June 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to $35,000,000 aggregate principal amount of Securities, at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that at least 65% of the principal amount of Securities originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the net cash proceeds of a Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of such Public Equity Offering.

7.    NOTICE OF REDEMPTION.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.    CHANGE OF CONTROL OFFER.

            Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

9.    LIMITATION ON DISPOSITION OF ASSETS.

            The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.   SECURITY DOCUMENTS.

            In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company and certain of its Subsidiaries have granted Liens on the Collateral to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture and the Security Documents.

            Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

            The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

11.   DENOMINATIONS; TRANSFER; EXCHANGE.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

12.   PERSONS DEEMED OWNERS.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

13.   UNCLAIMED FUNDS.

            If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

14.   LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

            The Company and the Guarantors may be discharged from their obligations under the Indenture, the Security Documents, the Securities and the Guarantees except for certain provisions thereof, and may be discharged from their obligations to comply with certain covenants contained in the Indenture, the Security Documents, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

15.   AMENDMENT; SUPPLEMENT; WAIVER.

            Subject to certain exceptions, the Indenture, the Security Documents, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

16.   RESTRICTIVE COVENANTS.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of Restricted Subsidiaries, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

17.   DEFAULTS AND REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Security Documents, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Security Documents, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

18.   TRUSTEE DEALINGS WITH COMPANY.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.   NO RECOURSE AGAINST OTHERS.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.   AUTHENTICATION.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

21.   ABBREVIATIONS AND DEFINED TERMS.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.   CUSIP NUMBERS.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
National Fiberstok Corporation, 5775 Peachtree, Dunwoody Road, Suite C150, Atlanta, Georgia 30342, Attn: Chief Executive Officer.

                                   GUARANTEE


            The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                    GUARANTORS:

                                    LABEL ART, INC.


Attest: ________________            By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    INFOSEAL INTERNATIONAL, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                    GOVERNMENT FORMS
                                      AND SYSTEMS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    A/L SYSTEMS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    BOHARB CORPORATION


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    SHORT RUN LABELS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    PUTNAM GRAPHIC INNOVATIONS, INC.


Attest: _________________           By:
                                        ------------------------------------
                                        Name:
                                        Title:

                                ASSIGNMENT FORM


I or we assign and transfer this Security to

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

- -------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.

Dated:                                  Signed:
       -----------------------                 --------------------------------
                                                   (Sign exactly as
                                                   name appears on the
                                                   other side of this
                                                   Security)


Signature Guarantee:
                     ----------------------------------------------------------
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [      ] Section 4.17 [      ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $___________


Date:                     Your Signature:
      -------------------                 -------------------------------------
                                                  (Sign exactly as
                                                  your name appears
                                                  on the other side
                                                  of this Security)


Signature Guarantee:
                       --------------------------------------------------------
                          Participant in a recognized Signature
                          Guarantee Medallion Program (or other
                          signature guarantor program reasonably
                          acceptable to the Trustee)

                                                                   EXHIBIT C



                     FORM OF LEGEND FOR GLOBAL SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                   EXHIBIT D



                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES


      Re:   11-5/8% Senior Notes due 2002, Series A
            and 11-5/8% Senior Notes due 2002, Series B
            (The "Securities"), of National Fiberstok Corporation
            -----------------------------------------------------


            This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

      / /     has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

      / /     has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

      / /     Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(ii)(a) or Section 2.16(d)(i)(a) of the Indenture).

      / /     Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

      / /     Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

     / /     Such Security is being transferred in reliance on Regulation S under the Act.

     / /     Such Security is being transferred in reliance on Rule 144 under the Act.

      / /     Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


______________________________
[INSERT NAME OF TRANSFEROR]


By:   _________________________
      [Authorized Signatory]

Date:  _____________
       *Check applicable box.

                                                                   EXHIBIT E



                           FORM OF CERTIFICATE TO BE
                         DELIVERED IN CONNECTION WITH
               TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                         _______________, ____

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration



Re:  National Fiberstok Corporation (the "Company")
     Indenture (the "Indenture") relating to
     11-5/8% Senior Notes due 2002, Series A,
     or 11-5/8% Senior Notes due 2002, Series B
     ------------------------------------------------

Ladies and Gentlemen:

            In connection with our proposed purchase of 11-5/8% Senior Notes due 2002, Series A, or 11-5/8% Series Notes due 2002, Series B (the "Securities"), of National Fiberstok Corporation (the "Company"), we confirm that:

            1. We have received such information as we deem necessary in order to make our investment decision.

            2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only
(a) to the Company or any subsidiary thereof, (b) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (d) outside the United States in accordance with Regulations S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(f) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                          Very truly yours,

                                          [Name of Transferor]



                                          By:
                                             -------------------------------
                                                [Authorized Signatory]

                                                                   EXHIBIT F



                           FORM OF CERTIFICATE TO BE
                           DELIVERED IN CONNECTION
                          WITH REGULATION S TRANSFERS

                                                         _______________, ____


Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration



 Re:   National Fiberstok Corporation (the "Company") 11-5/8%
       Senior Notes due 2002, Series A, and 11-5/8%
       Senior Notes due 2002, Series B (the "Securities")
       -------------------------------------------------------

Dear Sirs:

            In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]



                                          By:
                                              ------------------------------
                                              [Authorized Signature]